EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No.3 to Form S-4, of our report dated March 29, 2023, relating to the financial statements of Battery Future Acquisition Corp. (which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern) relating to the 2022 financial statements which appear in this Form S-4.  We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
January 8, 2025